The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070

                           [CHASE LETTERHEAD]
                             News Release
         Chase Reports Record Fourth Quarter and Full Year 1998 Results

New York, January 19, 1999 -- The Chase Manhattan Corporation (NYSE:CMB) today reported fourth quarter 1998 diluted operating earnings per share of $1.31, a 39 percent increase from $.94 per share in the same 1997 quarter. Operating earnings and reported net income in the fourth quarter of 1998 were $1.15 billion. Operating earnings and reported net income were $850 million
and  $874   million, respectively, in the 1997 quarter.

Diluted operating earnings per share for the full year 1998 increased to $4.51 from $4.17 in 1997. Operating earnings rose to $4.02 billion from $3.85 billion in 1997. Reported net income for the full year was $3.78 billion, compared with $3.71 billion in 1997.

Fourth Quarter 1998 Financial Highlights
- Operating revenues increased 25 percent from the same 1997 quarter, and 19 percent from the 1998 third quarter, driven by a sharp recovery in global
     banking  and  strong  growth  in  Chase's   consumer  and  global  services
     businesses.
- Chase's return on common equity rose to 20.1 percent from 16.5 percent in the fourth quarter of 1997.
-  Shareholder value added (SVA) was $470 million.

Full Year Financial Highlights
- Operating revenues rose 12 percent with all three franchises producing double-digit growth.
- Chase's Tier 1 capital ratio rose to 8.3 percent from 7.9 percent last year.
-  Shareholder value added was $1.4 billion.

"In one of the most challenging periods that the financial services industry has faced in recent years, Chase's record performance demonstrates how strong and differentiated a competitor it has become," said Walter V. Shipley, chairman and chief executive officer. "Looking ahead, our focus remains unchanged: to realize the full growth potential of Chase's business franchises by maintaining a disciplined approach to risk, capital and expense management."
                      --------------------------
Investor contact:      John Borden                         212-270-7318
Press contact:         Kathleen Baum                       212-270-5089

Financial Performance

------------------------------------------------------------------------------   --------------------------
THE CHASE MANHATTAN CORP                           Fourth Quarter                     Full Year 1998
------------------------------------------------ -------------- --------------   --------------------------
Dollars, in millions                     1998         O(U) 4Q97      O(U) 3Q98     1998           O(U) 97 %
Operating Revenues                      $5,350         $1,055          $842        $19,824          12%
Cash Operating Earnings                  1,219            320           418          4,277           6%
Shareholder Value Added                    470            247           402          1,406           1%
Cash Return on Common Equity             21.4%             --            --          19.6%          --
------------------------------------------------ -------------- --------------   -------- -----------------

Line-Of-Business Results

------------------------------------------------------------------------------   ---------------------------
GLOBAL BANK                                       Fourth Quarter                       Full Year 1998
----------------------------------------------- -------------- ---------------   ---------------------------
Dollars, in millions                    1998    O(U) 4Q97      O(U) 3Q98          1998       O(U) 97 %
Operating Revenues                     $2,495     $675           $653             $9,298         10%
Cash Operating Earnings                   819      360            365              2,855         11%
Shareholder Value Added                   335      333            345                985         28%
Cash Return on Common Equity            22.2%      --              --              20.1%         --
----------------------------------------------- -------------- ---------------   ---------------------------

Chase's Global Bank had a very strong fourth quarter, with operating revenues up 37 percent from fourth quarter 1997 levels, and 35 percent from this year's third quarter; both prior periods were negatively affected by global market turmoil. For the year, operating revenues and cash operating earnings rose 10 and 11 percent, respectively, from 1997 levels.

Trading revenues and related net interest income rose to $692 million in the fourth quarter, matching the record set in the first quarter of this year, and benefiting from strong performance across traditional products, including foreign exchange, and newer businesses, such as credit and equity derivatives, and high grade securities. Securities gains realized in the quarter were $167 million, higher than in the year-ago quarter but below gains in the third quarter of 1998. For the year, trading revenues and related net interest income totaled $2.16 billion, a 12 percent increase from 1997.

Investment banking fees in the 1998 fourth quarter increased to $381 million from $369 million in the fourth quarter of 1997. Investment banking fees for the year rose 32 percent to $1.50 billion, benefiting from growth in loan syndications, mergers and acquisitions advisory and high grade and high yield underwriting fees.

Fourth quarter private equity-related investment gains were $244 million. These results were eight percent higher than in the year-ago quarter and four times above the level of gains recognized in the third quarter 1998, reflecting improved equity markets and increased levels of activity. Private equity-related investment gains rose 16 percent to $967 million in 1998.

-----------------------------------------------------------------------    --------------------------
GLOBAL SERVICES                                 Fourth Quarter                   Full Year 1998
-----------------------------------------------------------------------    --------------------------
Dollars, in millions                  1998    O(U) 4Q97      O(U) 3Q98       1998       O(U) 97 %
Operating Revenues                    $724       $106           $55          $2,667       14%
Cash Operating Earnings                138         24            18             496       17%
Shareholder Value Added                 60          5            (1)            243       29%
Cash Return on Common Equity         23.3%         --             --          26.0%       --
--------------------------------------------- -------------- ----------    --------------------------

In the fourth quarter, Global Services' operating revenues and cash operating earnings rose 17 and 21 percent, respectively, driven by continuing growth across all three businesses, as well as higher operating volumes related to the acquisitions of large global custody and fiduciary services businesses. Expenses reflect ongoing investment spending and costs related to Year 2000 and the launch of the Euro on January 1, 1999. For the full year, Global Services' operating revenues increased 14 percent and cash operating earnings were 17 percent higher than in 1997.

-----------------------------------------------------------------------    ---------------------------
NATIONAL CONSUMER SERVICES                       Fourth Quarter                  Full Year 1998
--------------------------------------------- -------------- ----------    ---------------------------
Dollars, in millions                  1998    O(U) 4Q97      O(U) 3Q98        1998       O(U) 97 %
Operating Revenues                   $2,217      $282           $161         $8,203        12%
Cash Operating Earnings                 374        72             71          1,265        12%
Shareholder Value Added                 161        51             75            409         2%
Cash Return on Common Equity          23.1%        --             --          19.4%        --
--------------------------------------------- -------------- ----------     --------------------------

National Consumer Services' operating revenues increased 15 percent in the 1998 fourth quarter; cash operating earnings increased 24 percent. Cash return on common equity and SVA rose to record levels, reversing the trend earlier in the year, and leading to an overall increase in SVA for 1998. Operating revenues and cash operating earnings for National Consumer Services for the year were 12 percent higher than in 1997.

Operating revenues from cardmember services increased 14 percent in the fourth quarter of 1998, with growth driven by recently acquired portfolios, pricing initiatives and higher levels of consumer card usage. For the year, revenues rose 17 percent to $3.91 billion; cash operating earnings were up by 21 percent to $461 million. Charge-offs for the year increased, primarily reflecting the impact of acquired portfolios.

Home finance revenues increased 29 percent in the fourth quarter, benefiting from the continued favorable environment for mortgage originations, and higher mortgage sales activities. Home finance revenues were 11 percent higher than in the prior year; cash operating earnings increased by 16 percent.

Regional consumer banking revenues rose six percent in the fourth quarter of 1998, reflecting growth in deposits, increased small business lending and rising fee income, offset in part by the cost of technology-related investments. Revenues and cash operating earnings for the full year increased by three and four percent, respectively, over 1997.

Revenues from diversified consumer services increased 31 percent in the fourth quarter, driven by continued strong growth in Chase's auto finance, investment and insurance businesses. Auto finance originations of $3.5 billion in the fourth quarter represent an all-time high. Revenues from diversified consumer services were up 17 percent in 1998 from 1997 levels; cash operating earnings increased 21 percent.

Additional Financial Information

- Total operating noninterest expenses were $10.81 billion in 1998, and $2.87 billion in the fourth quarter, reflecting higher incentives related to revenue increases as well as investment spending and costs related to Year 2000 and EMU conversion.

- On a managed basis, the provision for credit losses was $2.70 billion for full year 1998 compared with $1.80 billion in 1997, and $701 million in the 1998 fourth quarter, compared with $753 million in the previous quarter and $468 million in the 1997 fourth quarter. The provision for losses related to risk management instruments has been reclassified to the noninterest revenue section of the income statement for all periods presented. Nonperforming assets at December 31, 1998 were $1.61 billion compared with $1.53 billion at September 30, 1998, and $1.02 billion at December 31, 1997. Net commercial charge-offs in the fourth quarter of 1998 were $122 million, compared to $200 million in the third quarter of 1998 and a net recovery of $12 million in the 1997 fourth quarter. Net commercial charge-offs for the full year were $492 million compared with a net recovery of $17 million in 1997.

- Chase's exposure to emerging markets in Latin America and Asia, excluding Japan, Australia and New Zealand, declined 34 percent in 1998, as detailed in the attached tables. In addition, at December 31, 1998, Chase had approximately $190 million in lending, trading-related and resale agreement exposure to Russia, a decline of $460 million from September 30, 1998.

- Total assets at December 31, 1998 were $366 billion, unchanged from a year ago. With equity capital increasing by 10 percent from year-end 1997 levels, Chase's Tier 1 capital ratio rose to 8.3 percent from 7.9 percent on December 31, 1997. In the fourth quarter of 1998, Chase announced a new common stock repurchase authorization, effective January 4, 1999, of up to $3 billion of Chase's common stock.

- Operating results (revenues, expenses and earnings) for 1998 exclude the impact of credit card securitizations, restructuring costs and special items. Special items, all after-tax, include a charge of $320 million, taken in the first quarter, in connection with initiatives to streamline support functions and realign certain business units; a $24 million charge for the accelerated vesting of stock-based awards, taken in the third quarter, and a credit of $123 million, related to interest on prior years' tax refunds, also taken in the third quarter of 1998.

    All per share results reflect a two-for-one stock split that became effective June 15, 1998.

Chase's news releases and quarterly financial results are available on the Internet at www.chase.com.

                                         THE CHASE MANHATTAN CORPORATION
                                     SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                                  (in millions, except per share and ratio data)

                                                                    %                                  %
    As of or for the period ended            Fourth Quarter       Over/(Under)    For The Year       Over/(Under)
    -------------------------------------- --------------------                -------------------
                                             1998        1997      4QTR 97        1998       1997       1997
                                           --------   ---------   -------      --------   --------   -------
    OPERATING BASIS (a)
    Operating Revenue                      $ 5,350     $ 4,295      25%       $ 19,824    $17,699        12%
    Operating Noninterest Expense            2,870       2,473      16%         10,812      9,755        11%
    Credit Costs (b)                           704         471      49%          2,707      1,809        50%
    Operating Net Income                   $ 1,146     $   850      35%       $  4,016    $ 3,849         4%

    Cash Operating Earnings                $ 1,219     $   899      36%       $  4,277    $ 4,021         6%
    Shareholder Value Added (SVA)              470         223     111%          1,406      1,393         1%

    Operating Net Income Per Common Share:
          Basic                             $ 1.34     $  0.97      38%       $   4.63    $  4.32         7%
          Diluted                             1.31        0.94      39%           4.51       4.17         8%

    Performance Ratios:
    Return on Average Total Assets  (c)       1.20%       0.90%                   1.08%      1.08%
    Return on Average Common Equity  (c)      20.1        16.5                    18.4       19.5
    Common Dividend Payout Ratio                27          32                      31         29
    Cash Efficiency Ratio (d)                   52          56                      53         54

    Selected Balance Sheet Items: (e)
    Loans                                                                     $ 190,787    $ 185,306      3%
    Total Assets                                                                383,908      382,373      --
    --------------------------------------------------------------------------------------------------------
    AS REPORTED BASIS
    --------------------------------------
    Revenue                                $ 5,060     $ 4,090       24%      $18,656     $16,808        11%
    Noninterest Expense Before
       Restructuring Costs                   2,873       2,476       16%       10,854       9,902        10%
    Restructuring Costs                        --           20       NM           529         192       176%
    Provision for Loan Losses                  411         205      100%        1,343         804        67%
    Net Income                              $1,146     $   874       31%      $ 3,782     $ 3,708         2%


    Per Common Share:
    Net Income:
          Basic                             $ 1.34     $  1.00       34%       $ 4.35     $ 4.15          5%
          Diluted                             1.31        0.97       35%         4.24       4.01          6%
    Cash Dividends Declared                   0.36        0.31       16%         1.44       1.24         16%
    Book Value at Year End                   26.90       23.76       13%        26.90      23.76         13%
    Market Value at Year End                 71.00       54.75       30%        71.00      54.75         30%

    Common Shares Outstanding:
    Average Common Shares:
          Basic                              842.3       842.6                   846.1      849.2
          Diluted                            863.0       864.4                   869.3      878.4
    Common Shares at Period End              848.0       841.9                   848.0      841.9

    Performance Ratios:
    Return on Average Total Assets  (c)      1.20%       0.92%                   1.01%      1.04%
    Return on Average Common Equity  (c)     20.1        17.0                    17.3       18.7

    Selected Balance Sheet Items:
    Loans                                                                    $172,754     $168,454        3%
    Total Assets                                                              365,875      365,521        --
    Deposits                                                                  212,437      193,688       10%
    Total Stockholders' Equity                                                 23,838       21,742       10%

    Capital Ratios:
    Tier I Risk-Based Capital Ratio                                              8.3%(f)      7.9%
    Total Risk-Based Capital Ratio                                              12.0 (f)      11.6
    Tier I Leverage                                                              6.4 (f)       6.0

    Full-Time Equivalent Employees                                             72,683        69,033

    Note: Share-related data for all periods have been restated to reflect a 2 for 1 common stock split, effective June 15, 1998.

    (a) Excludes the impact of credit card securitizations,  restructuring costs and special items. For a reconciliation  of Reported Results as shown on the
    Consolidated  Statement of Income to results on an Operating Basis see pages
    10 and 11.
    (b)  Includes  provision  for loan  losses,  provision  for risk management instrument losses,  foreclosed  property expense and charge-offs related to the securitized credit card portfolio.
    (c) Ratios for the fourth quarter of 1998 and 1997 are based on annualized amounts.
    (d)  Noninterest expense as a percentage of the total of net interest income
    and noninterest revenue  (excluding   restructuring  costs,   foreclosed
    property  expense, provision for risk management  instrument  losses, amortization of goodwill and certain intangibles,  special items and costs associated with the REIT).
    (e) Excludes the impact of credit card securitizations.
    (f) Estimated

     NM Not meaningful
     Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                                  Lines of Business Results
                                                 (in millions, except ratios)

------------------------------------------------------------------------------------------------------------------------------------
                                                         National Consumer
                            Global Banking (a)             Services (a)          Global Services (a)             Total (b)
                         --------------------------  ------------------------- ------------------------  --------------------------
                                  Over/(Under)1997            Over/(Under)1997        Over/(Under)1997            Over/(Under)1997
   Three Months Ended             ----------------            ---------------          ---------------            ----------------
       December 31,         1998      $     % or bp    1998      $     % or bp   1998      $    % or  bp   1998       $     % or bp
 ---------------------    -------- -------  -------  --------  ------  ------- -------- ------- --------  --------  ------  -------
Operating Revenues         $  2,495   $ 675    37%   $ 2,217    $ 282     15%   $ 724   $ 106     17%     $ 5,350   $1,055    25%
Cash Operating Earnings         819     360    78%       374       72     24%     138      24     21%       1,219      320    36%
Average Common Equity        14,428   1,135     9%     6,326      765     14%   2,328     618     36%      22,302    2,746    14%
Average Assets (c)          266,291  (7,282)   (3%)  108,915    8,096      8%  13,902   3,631     35%     396,554    4,176     1%
Shareholder Value Added (SVA)   335     333     NM       161       51     46%      60       5      9%         470      247   111%

Cash Return on Common Equity   22.2%          920bp    23.1%             230bp   23.3%         (270)bp       21.4%           390bp
Cash Efficiency Ratio
(Operating)                      45%         (800)bp     47%           (400)bp     70%         (100)bp         52%         (400)bp
------------------------------------------------------------------------------------------------------------------------------------

                                                              GLOBAL BANKING
                                                          KEY FINANCIAL MEASURES

                                                Operating Revenue              Cash Operating Earnings
                                          ----------------------------        --------------------------           Efficiency Ratio
                                                    Over/(Under) 1997                  Over/(Under)1997           -----------------
      Three Months Ended                            -----------------                  ----------------                 Over/(Under)
        December 31,                        1998       $         %               1998      $       %              1998      1997
-----------------------------              -------- -------  --------          ------- -------- -------          ------ ------------

Global Markets                             $ 1,051   $ 633     151%             $ 428    $ 350     449%             37%    (2700)bp
Global Investment Banking                      308     (31)     (9%)              100      (10)     (9%)            46        100bp
Corporate Lending                              391      65      20%               146       36      33%             25      (600)bp
Chase Capital Partners                         237      27      13%               132       14      12%              9      (200)bp
Global Private Bank                            169       5       3%                30       (3)     (9%)            69        400bp
Middle Markets                                 202       -       -                 45       (1)     (2%)            55        300bp
Chase Bank of Texas N.A.
 (Consolidated)                                393      52      15%               107       23      27%             54      (500)bp
------------------------------------------------------------------------------------------------------------------------------------

                                                     NATIONAL CONSUMER SERVICES
                                                       KEY FINANCIAL MEASURES

                                                Operating Revenue               Cash Operating Earnings
                                           ----------------------------        --------------------------      Efficiency Ratio
                                                      Over/(Under)1997                   Over/(Under)1997      -----------------
    Three Months Ended                                -----------------                  ----------------              Over/(Under)
        December 31,                        1998      $         %               1998      $       %              1998      1997
-----------------------------              -------- -------  --------          ------- -------- -------        -------- -----------
Cardmember Services                        $ 1,046   $ 126      14%            $ 128    $  5        4%             35%    (100)bp
Regional Consumer Banking (a)                  610      35       6%              114      24       27%             66     (500)bp
Chase Home Finance                             281      64      29%               76      29       62%             50     (700)bp
Diversified Consumer Services (d)              259      61      31%               57      22       63%             47     (500)bp
------------------------------------------------------------------------------------------------------------------------------------

Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements were made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

(a)Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and Global Services lines of business results, respectively.
(b)Total  column  includes Corporate  results.
(c)Excludes  the  impact  of credit  card  securitizations.
(d)Insurance products are managed within Diversified Consumer Services, but included for reporting purposes in Cardmember Services, Chase Home Finance and Regional Consumer Banking.

NM - Not meaningful
bp - basis points
 Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                                 Lines of Business Results
                                                (in millions, except ratios)

------------------------------------------------------------------------------------------------------------------------------------
                                                            National Consumer
                                Global Banking (a)            Services (a)          Global Services (a)             Total (b)
                             -----------------------  --------------------------  -----------------------       -------------------
                                    Over/(Under)1997          Over/(Under)1997          Over/(Under)1997          Over/(Under)1997
    For The Year Ended             -----------------          ----------------          ----------------         ------------------
     December 31,            1998     $    % or bp      1998      $      % or bp   1998      $     % or bp   1998       $    % or bp
 ------------------------  ------- -------  -------    ------  -------  -------   -------  ------  -------  -------  ------  -------
Operating Revenues         $ 9,298  $  826     10%     $ 8,203    $ 862     12%    $2,667   $ 326      14% $ 19,824 $ 2,125    12%
Cash Operating Earnings      2,855     283     11%       1,265      137     12%       496      73      17%   4,277      256     6%
Average Common Equity       13,924     935      7%       6,381    1,121     21%     1,879     192      11%   21,328   2,500    13%
Average Assets (c)         267,227   6,418      2%     106,703   11,439     12%    10,386     983      10%  391,222  20,323     5%
Shareholder Value Added (SVA)  985     215     28%         409        9      2%       243      55      29%    1,406      13     1%
Cash Return on Common Equity  20.1%           110bp       19.4%           (120)bp   26.0%             180bp   19.6%           (80)bp
Cash Efficiency Ratio
(Operating)                     47%            -            49%           (200)bp     70%           (100)bp     53%          (100)bp
 -----------------------------------------------------------------------------------------------------------------------------------

                                                             GLOBAL BANKING
                                                         KEY FINANCIAL MEASURES

                                       Operating Revenue            Cash Operating Earnings
                                   ---------------------------     --------------------------
                                             Over/(Under)1997               Over/(Under)1997           Efficiency Ratio
                                             ----------------                ---------------          -----------------
    For The Year Ended                                                                                      Over/(Under)
        December 31,                1998      $        %            1998      $        %              1998      1997
-----------------------------      -------  ------  --------       -------  -------  ------          ------  ----------

Global Markets                    $ 3,621    $496     16%         $ 1,231   $ 212       21%               47%   (100)bp
Global Investment Banking           1,258     247     24%             321      51       19%               57      200bp
Corporate Lending                   1,421      74      5%             503      25        5%               26        -
Chase Capital Partners                826      75     10%             449      38        9%               13        -
Global Private Bank                   673      39      6%             143       5        4%               63        -
Middle Markets                        785     (32)    (4%)            174     (27)     (13%)              55      500bp
Chase Bank of Texas N.A.
(Consolidated)                      1,577     215     16%             433      86       25%               54    (400)bp
 -----------------------------------------------------------------------------------------------------------------------------------

                                                     NATIONAL CONSUMER SERVICES
                                                       KEY FINANCIAL MEASURES

                                                Operating Revenue            Cash Operating Earnings
                                           ---------------------------     --------------------------      Efficiency Ratio
                                                     Over/(Under)1997              Over/(Under)1997        -----------------
       For The Year Ended                           ----------------                ---------------               Over/(Under)
        December 31,                         1998      $        %            1998      $        %            1998      1997
-----------------------------              -------  ------  --------       -------  -------  ------        --------  -------
Cardmember Services                        $ 3,913    $ 580    17%         $  461    $ 80      21%             34%   (300)bp
Regional Consumer Banking(a)                 2,337       77     3%            382      16       4%             70        -
Chase Home Finance                           1,029      103     11%           264      36      16%             52        -
Diversified Consumer Services(d)               846      125     17%           144      25      21%             53        -
------------------------------------------------------------------------------------------------------------------------------------

Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements were made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

(a)Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and Global Services lines of business results, respectively.
(b)Total  column  includes Corporate  results.
(c)Excludes  the  impact  of credit  card  securitizations.
(d)Insurance products are managed within Diversified Consumer Services, but included for reporting purposes in Cardmember Services, Chase Home Finance and Regional Consumer Banking.

bp - basis points
 Unaudited

                                            THE CHASE MANHATTAN CORPORATION
                                           CONSOLIDATED STATEMENT OF INCOME
                                         (in millions, except per share data)

                                               Fourth Quarter            %               For The Year               %
                                           -----------------------   Over/(Under)  -------------------------  Over/(Under)
                                              1998         1997        4QTR 97         1998          1997         1997
                                           ----------   ----------    --------     -----------    ----------    --------
INTEREST INCOME
Loans                                       $  3,381      $ 3,392        --         $ 13,389     $  12,921          4%
Securities                                       964          851        13%           3,616         3,028         19%
Trading Assets                                   435          707       (38%)          2,431         2,770        (12%)
Federal Funds Sold and Securities
   Purchased Under Resale Agreements             469          728       (36%)          2,211         2,607        (15%)
Deposits with Banks                              192          156        23%             642           525         22%
                                           ----------   ----------                 -----------    ----------
    Total Interest Income                      5,441        5,834        (7%)         22,289        21,851          2%
                                           ----------   ----------                 -----------    ----------
INTEREST EXPENSE
Deposits                                       1,717        1,764        (3%)          6,840         6,561          4%
Short-Term and Other Borrowings                1,247        1,640       (24%)          5,612         5,903         (5%)
Long-Term Debt                                   317          320        (1%)          1,271         1,134         12%
                                          ----------   ----------                 -----------    ----------
    Total Interest Expense                     3,281        3,724       (12%)         13,723        13,598          1%
                                          ----------   ----------                 -----------    ----------
NET INTEREST INCOME                            2,160        2,110         2%           8,566         8,253          4%
Provision for Loan Losses                        411          205       100%           1,343           804         67%
                                          ----------   ----------                 -----------    ----------
NET INTEREST INCOME
   AFTER PROVISION FOR LOAN LOSSES             1,749        1,905        (8%)          7,223         7,449         (3%)
                                          ----------   ----------                 -----------    ----------
NONINTEREST REVENUE
Investment Banking Fees                          381          369         3%           1,502         1,136         32%
Trust, Custody and Investment Management Fees    414          338        22%           1,543         1,307         18%
Credit Card Revenue                              428          322        33%           1,474         1,088         35%
Fees for Other Financial Services                552          517         7%           2,093         1,983          6%
Trading Revenue                                  522          (78)        NM           1,449         1,323         10%
Provision for Risk Management Instrument Losses   (6)          --         NM            (211)           --          NM
Securities Gains                                 167          123        36%             609           312         95%
Private Equity Gains                             244          226         8%             967           831         16%
Other Revenue                                    198          163        21%             664           575         15%
                                            ----------   ----------                 -----------    ----------
     Total Noninterest Revenue                 2,900        1,980        46%          10,090         8,555         18%
                                            ----------   ----------                 -----------    ----------
NONINTEREST EXPENSE
Salaries                                       1,296        1,072        21%           5,025         4,598          9%
Employee Benefits                                194          192         1%             854           839          2%
Occupancy Expense                                220          193        14%             798           767          4%
Equipment Expense                                250          217        15%             890           792         12%
Other Expense                                    913          802        14%           3,287         2,906         13%
                                           ----------   ----------                 -----------    ----------
    Total Noninterest Expense Before
            Restructuring Costs                2,873        2,476        16%          10,854         9,902         10%
Restructuring Costs                               --           20        NM              529           192        176%
                                           ----------   ----------                 -----------    ----------
          Total Noninterest Expense            2,873        2,496        15%          11,383        10,094         13%
                                           ----------   ----------                 -----------    ----------
INCOME BEFORE INCOME TAX EXPENSE               1,776        1,389        28%           5,930         5,910          --
Income Tax Expense                               630          515        22%           2,148         2,202         (2%)
                                           ----------   ----------                 -----------    ----------
NET INCOME                                  $  1,146      $   874        31%       $   3,782       $ 3,708          2%
                                           ==========   ==========                 ===========    ==========
NET INCOME APPLICABLE TO COMMON STOCK       $  1,128      $   839        34%       $   3,684       $ 3,526          4%
                                           ==========   ==========                 ===========    ==========
NET INCOME PER COMMON SHARE:
    Basic                                   $  1.34       $  1.00        34%       $    4.35       $  4.15          5%
    Diluted                                 $  1.31       $  0.97        35%       $    4.24       $  4.01          6%

NM - Not meaningful
Certain amounts have been reclassified to conform to the current presentation. Unaudited

                                             THE CHASE MANHATTAN CORPORATION
                              NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                                     (in millions)


                                                                                      %                                      %
                                                               Fourth Quarter     Over/(Under)        For The Year      Over/(Under)
                                                           ----------------------               -----------------------
      NONINTEREST REVENUE                                    1998         1997       4QTR 97       1998         1997         1997
     -------------------------------------------------     ---------   ---------   ----------   ----------   ----------   ---------

     Fees for Other Financial Services:
         Service Charges on Deposit Accounts                 $  93       $   96       (3%)     $    368      $   376       (2%)
         Fees in Lieu of Compensating Balances                  88           78       13%           344          314       10%
         Commissions on Letters of Credit and  Acceptances      83           83        --           301          307       (2%)
         Mortgage Servicing Fees                                43           54      (20%)          192          231      (17%)
         Loan Commitment Fees                                   35           34        3%           136          120       13%
         Insurance Fees (a)                                     42           29       45%           145           91       59%
         Brokerage and Investment Services                      40           35       14%           142          128       11%
         Other Fees                                            128          108       19%           465          416       12%
                    Total                                    ---------    ---------             ----------   ----------
                                                             $ 552       $  517        7%      $  2,093      $ 1,983        6%
                                                             =========    =========             ==========   ==========
     Trading-Related Revenue: (b)
         Interest Rate Contracts                             $ 317       $  165       92%      $    695      $    704      (1%)
         Foreign Exchange Revenue                              144          228      (37%)          963           790      22%
         Debt Instruments and Other                            231         (297)      NM            502           442      14%
                                                             ---------    ---------              ----------   ----------
             Total                                           $ 692       $   96      621%      $  2,160      $  1,936      12%
                                                             =========    =========              ==========   ==========

     Other Revenue:
         Residential Mortgage Origination/Sales
            Activities                                       $ 115       $   32      259%      $    356       $    130    174%
         Gains on Sales of Partially-Owned Investments          --           58       NM            --             102      NM
         All Other Revenue                                      83           73       14%           308            343    (10%)
                                                            =========    =========              ==========    ==========
              Total                                          $ 198       $  163       21%      $    664       $    575     15%
                                                            =========    =========              ==========    ==========
     -------------------------------------------------------------------------------------------------------------------------------

     NONINTEREST EXPENSE
     -------------------------------------------------

     Other Expense:
         Professional Services                           $    185         $  167       11%       $     668       $  575      16%
         Marketing Expense                                    113            115       (2%)            419          415       1%
         Telecommunications                                    91             82       11%             349          307      14%
         Travel and Entertainment                              66             59       12%             243          220      10%
         Amortization of Intangibles                           73             49       49%             261          172      52%
         Minority Interest (c)                                 14             16      (13%)             50           74     (32%)
         Foreclosed Property Expense                            3              3       --                5           12     (58%)
         All Other                                            368            311       18%           1,292        1,131      14%
                                                         =========       =========               ==========   ==========
             Total                                       $    913         $  802       14%      $    3,287     $  2,906      13%
                                                         =========       =========               ==========   ==========

     (a) Excludes certain insurance fees related to credit cards and mortgage products, which are included in those revenue captions.
     (b) Includes net interest income attributable to trading activities.
     (c) Includes minority interest related to the REIT of $11 million in each quarter.

     NM - Not meaningful
     Certain amounts have been reclassified to conform to the current presentation.
     Unaudited

                                              THE CHASE MANHATTAN CORPORATION
                                               OPERATING INCOME RECONCILIATION
                                            (in millions, except per share data)

     -------------------------------------------------------------------------------------------------------------------------------
                                                             FOURTH QUARTER 1998
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                        CREDIT
                                                   REPORTED         CREDIT               CARD             SPECIAL      OPERATING
                                                   RESULTS          COSTS              SECURITIZATIONS     ITEMS         BASIS
       EARNINGS
       Total Revenue                               $  5,060         $    6               $  284            $   -       $  5,350
       Noninterest Expense                            2,873             (3)                   -                -          2,870
                                                   -----------     -----------          ----------       ----------    -----------
       Operating Margin                               2,187              9                  284                -          2,480
       Credit Costs                                     411              9                  284                -            704
                                                   -----------     -----------          ----------       ----------    -----------
       Income Before Restructuring Costs              1,776               -                   -                -          1,776
       Restructuring Costs                               -                -                   -                -              -
                                                   -----------     -----------          ----------       ----------    -----------
       Income Before Taxes                            1,776               -                   -                -          1,776
       Tax Expense                                      630               -                   -                -            630
                                                   -----------      ----------          ----------       -----------   -----------
       Net Income                                  $  1,146          $    -               $   -            $   -       $  1,146
                                                   -----------     -----------          ----------       ----------    -----------
       NET INCOME PER COMMON SHARE
       Basic                                       $   1.34                                                            $   1.34
       Diluted                                     $   1.31                                                            $   1.31

     ------------------------------------------------------------------------------------------------------------------------------
                                                             FOURTH QUARTER 1997
     ------------------------------------------------------------------------------------------------------------------------------
                                                                                       CREDIT
                                                  REPORTED         CREDIT               CARD            SPECIAL      OPERATING
                                                  RESULTS          COSTS              SECURITIZATIONS    ITEMS         BASIS
       EARNINGS
       Total Revenue                               $  4,090          $    -              $  263          $  (58)       $  4,295
       Noninterest Expense                            2,476              (3)                  -                -          2,473
                                                 -----------     -----------          ----------       ----------    -----------
       Operating Margin                               1,614               3                 263             (58)          1,822
       Credit Costs                                     205               3                 263                -            471
                                                 -----------     -----------          ----------       ----------    -----------
       Income Before Restructuring Costs              1,409               -                   -             (58)          1,351
       Restructuring Costs                               20               -                   -             (20)              -
                                                 -----------     -----------          ----------       ----------    -----------
       Income Before Taxes                            1,389               -                   -             (38)          1,351
       Tax Expense                                      515               -                   -             (14)            501
                                                 -----------     -----------          ----------       ----------    -----------
       Net Income                                   $   874          $    -               $   -          $  (24)        $   850
                                                 -----------     -----------          ----------       ----------    -----------
       NET INCOME PER COMMON SHARE
       Basic                                       $   1.00                                                             $  0.97
       Diluted                                      $  0.97                                                             $  0.94

     ------------------------------------------------------------------------------------------------------------------------------

       NOTES:
       Reported  results  represent   amounts  shown  in  Chase's   Consolidated
       Statement of Income, except restructuring costs have been separately displayed.
       Credit Costs reclasses - For purposes of Operating Basis presentation, the provision for risk management instrument losses is reclassified from noninterest revenue to credit costs and foreclosed property expense is reclassified from noninterest expense to credit costs.
       Credit Card Securitizations excludes the impact of credit card securitizations.
       1998 special items - there were no special items in the fourth quarter of 1998.
       1997 special items includes a $58 million pre-tax gain ($37 million after-tax) from the sale of Chase's remaining interest in CIT Group Holdings, Inc. ("CIT") and merger-related restructuring costs. Unaudited

                                           THE CHASE MANHATTAN CORPORATION
                                  OPERATING INCOME RECONCILIATION (FOR THE YEAR)
                                         (in millions, except per share data)

     -------------------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEAR 1998
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                         CREDIT
                                                  REPORTED          CREDIT                CARD           SPECIAL       OPERATING
                                                   RESULTS           COSTS              SECURITIZATIONS   ITEMS          BASIS
       EARNINGS
       Total Revenue                             $  18,656         $    211             $  1,148          $ (191)      $  19,824
       Noninterest Expense                          10,854               (5)                  -              (37)         10,812
                                                 ------------     ------------          ----------       ---------    ------------
       Operating Margin                              7,802              216                1,148            (154)          9,012
       Credit Costs                                  1,343              216                1,148               -           2,707
                                                 ------------     ------------          ----------       ---------    ------------
       Income Before Restructuring Costs             6,459                -                   -             (154)          6,305
       Restructuring Costs                             529                -                   -             (529)             -
                                                 ------------     ------------          ----------       ---------    ------------
       Income Before Taxes                           5,930                -                   -              375           6,305
       Tax Expense                                   2,148                -                   -              141           2,289
                                                 ------------     ------------          ----------       ---------    ------------
       Net Income                                 $  3,782          $     -             $     -           $  234       $   4,016
                                                 ------------     ------------          ----------       ---------    ------------
       NET INCOME PER COMMON SHARE
       Basic                                      $   4.35                                                             $    4.63
       Diluted                                    $   4.24                                                             $    4.51

     -------------------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEAR 1997
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                        CREDIT
                                                  REPORTED          CREDIT               CARD           SPECIAL       OPERATING
                                                   RESULTS           COSTS             SECURITIZATIONS   ITEMS          BASIS
       EARNINGS
       Total Revenue                               $ 16,808          $     -             $  993         $  (102)       $ 17,699
       Noninterest Expense                            9,902              (12)                -             (135)          9,755
                                                 ------------     ------------         ----------       ---------    ------------
       Operating Margin                               6,906               12                993              33           7,944
       Credit Costs                                     804               12                993               -           1,809
                                                 ------------     ------------         ----------       ---------    ------------
       Income Before Restructuring Costs              6,102                -                  -              33           6,135
       Restructuring Costs                              192                -                  -            (192)              -
                                                 ------------     ------------         ----------       ---------    ------------
       Income Before Taxes                            5,910                -                  -             225           6,135
       Tax Expense                                    2,202                -                  -              84           2,286
                                                 ------------     ------------         ----------       ---------    ------------
       Net Income                                  $  3,708          $     -             $    -         $   141        $  3,849
                                                 ------------     ------------         ----------       ---------    ------------
       NET INCOME PER COMMON SHARE
       Basic                                       $   4.15                                                            $   4.32
       Diluted                                     $   4.01                                                            $   4.17

     -------------------------------------------------------------------------------------------------------------------------------

       NOTES:
       Reported  results  represent   amounts  shown  in  Chase's   Consolidated
       Statement of Income, except restructuring costs have been separately displayed.
       Credit Costs reclasses - For purposes of Operating Basis presentation, the provision for risk management instrument losses is reclassified from noninterest revenue to credit costs and foreclosed property expense is reclassified from noninterest expense to credit costs.
       Credit Card Securitizations excludes the impact of credit card securitizations.
       1998 special items include $191 million  pre-tax income
       ($123 million after-tax) for prior years' tax refunds, a $37 million pre-tax charge ($24 million after-tax) for the accelerated vesting of stock-based awards, the $510 million pre-tax charge ($320 million after-tax) in the first quarter, taken in connection with initiatives to streamline support functions and realign certain business units,
       and   merger-related restructuring costs of $19 million pre-tax ($13 million after-tax).
       1997 special items include $58 million pre-tax gain ($37 million after-tax)from the sale of Chase's remaining interest in CIT, $44 million pre-tax gain ($28 million after-tax) from the sale of a partially-owned foreign investment, $135 million pre-tax charge ($85
       million  after-tax) for the accelerated   vesting   of   stock-based
       awards,   and   merger-related restructuring costs.
       Unaudited

                                                THE CHASE MANHATTAN CORPORATION
                                                   CONSOLIDATED BALANCE SHEET
                                                         (in millions)
                                                                                                                       %
                                                                                                                  Over/(Under)
                                                                                     December 31,                   Dec. 31,
                                                                          -----------------------------------
                                                                               1998                1997               1997
                                                                          ---------------     ---------------    ---------------

     ASSETS
     Cash and Due from Banks                                                $     17,068        $     15,704             9%
     Deposits with Banks                                                           7,212               2,886           150%
     Federal Funds Sold and Securities
         Purchased Under Resale Agreements                                        18,487              30,928           (40%)
     Trading Assets:
         Debt and Equity Instruments                                              24,844              34,641           (28%)
         Risk Management Instruments                                              32,848              37,752           (13%)
     Securities                                                                   64,490              52,738            22%
     Loans                                                                       172,754             168,454             3%
     Allowance for Credit Losses                                                  (3,552)             (3,624)           (2%)
                                                                           ---------------     ---------------
    Net Loans                                                                    169,202             164,830             3%
    Other Assets                                                                  31,724              26,042            22%
                                                                           ---------------     ---------------
         TOTAL ASSETS                                                       $    365,875        $    365,521             --
                                                                           ===============     ===============

     LIABILITIES
     Deposits:
       Domestic:
         Noninterest-Bearing                                                $     47,541         $    46,603             2%
         Interest-Bearing                                                         85,886              71,576            20%
       Foreign:
         Noninterest-Bearing                                                       4,082               3,205            27%
         Interest-Bearing                                                         74,928              72,304             4%
                                                                           ---------------     ---------------
     Total Deposits                                                              212,437             193,688            10%
     Federal Funds Purchased and Securities
         Sold Under Repurchase Agreements                                         41,632              56,126           (26%)
     Commercial Paper                                                              7,788               4,744            64%
     Other Borrowed Funds                                                          7,239               6,861             6%
     Trading Liabilities                                                          38,502              52,438           (27%)
     Accounts Payable, Accrued Expenses and Other Liabilities                     15,514              14,245             9%
     Long-Term Debt                                                               16,187              13,387            21%
     Guaranteed Preferred Beneficial Interests in Corporation's
         Junior Subordinated Deferrable Interest Debentures                                                             26%
                                                                                   2,188               1,740
                                                                          ---------------     ---------------
         TOTAL LIABILITIES                                                       341,487             343,229            (1%)
                                                                          ---------------     ---------------
     PREFERRED STOCK OF SUBSIDIARY                                                   550                 550             --
                                                                          ---------------     ---------------
     STOCKHOLDERS' EQUITY
     Preferred Stock                                                               1,028               1,740           (41%)
     Common Stock                                                                    882                 441           100%
     Capital Surplus                                                               9,836              10,360            (5%)
     Retained Earnings                                                            13,544              11,086            22%
     Accumulated Other Comprehensive Income                                          392                 112           250%
     Treasury Stock, at Cost                                                      (1,844)             (1,997)           (8%)
                                                                          ---------------     ---------------
         TOTAL STOCKHOLDERS' EQUITY                                               23,838              21,742            10%
                                                                          ---------------     ---------------
         TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
            AND STOCKHOLDERS' EQUITY                                        $    365,875        $    365,521             --
                                                                          ===============     ===============

     Certain amounts have been reclassified to conform to the current presentation.
     Unaudited
                                               THE CHASE MANHATTAN CORPORATION
                                              CONSOLIDATED STATEMENT OF CHANGES
                                                 IN STOCKHOLDERS' EQUITY
                                                      (in millions)

                                                                                        For The Year Ended
                                                                                            December 31,
                                                                                --------------------------------
                                                                                      1998                1997
                                                                                ------------        ------------
       Preferred Stock:
       Balance at Beginning of Year                                               $   1,740           $   2,650
       Issuance of Stock                                                                200                  --
       Redemption of Stock                                                             (912)               (910)
                                                                                ------------        ------------
       Balance at End of Year                                                     $   1,028           $   1,740
                                                                                ------------        ------------
       Common Stock:
       Balance at Beginning of Year                                               $     441           $     441
       Issuance of Common Stock for a Two-for-One Stock Split                           441                  --
                                                                                ------------        ------------
       Balance at End of Year                                                     $     882           $     441
                                                                                ------------        ------------
       Capital Surplus:
       Balance at Beginning of Year                                               $  10,360           $  10,459
       Issuance of Common Stock for a Two-for-One Stock Split                          (441)                --
       Shares Issued and Commitments to Issue Common Stock
          for Employee Stock-Based Awards and Related Tax Effects                       (83)                (99)
                                                                                ------------        ------------
       Balance at End of Year                                                     $   9,836           $  10,360
                                                                                ------------        ------------
       Retained Earnings:
       Balance at Beginning of Year                                               $  11,086           $   8,610
       Net Income                                                                     3,782               3,708
       Cash Dividends Declared:
          Preferred Stock                                                              (98)                (182)
          Common Stock                                                              (1,226)              (1,050)
                                                                                ------------        ------------
       Balance at End of Year                                                     $  13,544           $  11,086
                                                                                ------------        ------------
       Accumulated Other Comprehensive Income: (a)
       Balance at Beginning of Year                                               $     112           $    (271)
       Other Comprehensive Income                                                       280                 383
                                                                                ------------        ------------
       Balance at End of Year                                                     $     392           $     112
                                                                                ------------        ------------
       Common Stock in Treasury, at Cost:
       Balance at Beginning of Year                                               $  (1,997)          $    (895)
       Purchase of Treasury Stock                                                    (1,091)             (2,169)
       Reissuance of Treasury Stock                                                   1,244               1,067
                                                                                ------------        ------------
       Balance at End of Year                                                     $  (1,844)          $  (1,997)
                                                                                ------------        ------------
       Total Stockholders' Equity                                                 $  23,838           $  21,742
                                                                                ============        ============
       ---------------------------------------------------------------------------------------------------------
       Comprehensive Income: (a)
       Net Income                                                                 $   3,782           $   3,708
       Other Comprehensive Income                                                       280                 383
                                                                                ------------        ------------
       Comprehensive Income                                                       $   4,062           $   4,091
                                                                                ============        ============

       (a) Effective with the first quarter 1998, Chase adopted SFAS 130, which defines and establishes the standards for reporting comprehensive income. Comprehensive income for Chase includes net income as well as the change in unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments.

          Prior period amounts have been reclassified to conform to the current presentation.
          Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                                  CREDIT RELATED INFORMATION
                                                         (in millions)
                                                                           %                                              %
                                           Credit-Related Assets        Over/(Under)       Nonperforming Assets       Over/(Under)
                                         ---------------------------                    ---------------------------
                 December 31,               1998           1997           1997             1998           1997           1997
  ------------------------------------   ------------   ------------    ----------      ------------   ------------    ----------
  CONSUMER
  Domestic Consumer:
      1-4 Family Residential Mortgages     $ 41,831      $  38,680          8%           $    313       $   340          (8%)
      Credit Card                            14,229         15,631         (9%)                --            --           --
      Other Consumer                         24,831         21,786         14%                 56            38           47%
                                          -----------   ------------                    ------------   ------------
  Total Domestic Consumer                    80,891         76,097          6%                369           378           (2%)
  Total Foreign Consumer                      3,807          3,976         (4%)                23            21           10%
                                           -----------   ------------                   ------------   ------------
  Total Consumer                             84,698         80,073          6%                392           399           (2%)
                                           -----------   ------------                  ------------   ------------
  COMMERCIAL
  Domestic Commercial:
      Commercial and Industrial              49,706         44,583         11%                332           259            28%
      Commercial Real Estate                  3,984          5,030        (21%)                41            75           (45%)
                                           -----------   ------------                  ------------   ------------
  Total Domestic Commercial                  53,690         49,613          8%                373           334            12%
  Total Foreign Commercial                   34,366         38,768        (11%)               675           175           286%
                                           -----------   ------------                  ------------   -----------
  Total Commercial                           88,056         88,381          --              1,048           509           106%
                                           -----------   ------------                  ------------   ------------
 Total Loans                                172,754        168,454          3%              1,440           908            59%
                                           -----------   ------------                  ------------   ------------
  Derivative and Foreign Exchange Contracts  33,255         38,476        (14%)                50            --            NM
                                           ===========   ============                  ------------   ------------
  Total Credit-Related Assets              $206,009       $206,930          --              1,490           908            64%
                                           ===========   ============                  ------------   ------------
  Assets Acquired as Loan Satisfactions                                                       116           110             5%
                                                                                       ============   ============
  Total Nonperforming Assets                                                             $   1,606      $  1,018           58%
                                                                                       ============   ============
  --------------------------------------------------------------------------------------------------------------------------------

                                                                             %                                              %
                                                Fourth Quarter           Over/(Under)          For The Year           Over/(Under)
                                           --------------------------                    ---------------------------
   NET CHARGE-OFFS                            1998           1997          4QTR 97           1998           1997           1997
  ----------------------------------------------------   ------------    ----------      ------------   ------------    ----------
  CONSUMER
  Domestic Consumer:
      1-4 Family Residential Mortgages       $    9       $     11        (18%)          $     31       $     32            (3%)
      Credit Card                               212            140         51%                762            543            40%
      Other Consumer                             63             61          3%                244            232             5%
                                           -----------   ------------                    ------------   ------------
  Total Domestic Consumer                       284            212         34%              1,037            807            29%
  Total Foreign Consumer                         11              5        120%                 25             14            79%
                                           -----------   ------------                    ------------   ------------
  Total Consumer                                295            217         36%              1,062            821            29%
                                           -----------   ------------                    ------------   ------------
  COMMERCIAL
  Domestic Commercial:
      Commercial and Industrial                   9            (10)         NM                (68)            22            NM
      Commercial Real Estate                     (5)           (14)         NM                (14)           (37)           NM
                                           -----------   ------------                    ------------   ------------
  Total Domestic Commercial                       4            (24)         NM                (82)           (15)           NM
  Total Foreign Commercial                      112             12          NM                438             (2)           NM
                                           -----------   ------------                    ------------   ------------
  Total Commercial                              116            (12)         NM                356            (17)           NM
                                           -----------   ------------                    ------------   ------------
  Derivative and Foreign Exchange Contracts       6             --          NM                136             --            NM
                                           -----------   ------------                    ------------   ------------
   Total Net Charge-offs                    $   417       $    205         103%         $   1,554       $    804           93%
                                           ===========   ============                    ============   ============

  NM - Not meaningful
  Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                         CREDIT RELATED INFORMATION (Continued)

                                                               As of or For The               As of or For The
                                                              Three Months Ended                 Year Ended
    CREDIT CARD PORTFOLIO (excluding                               December 31,                   December 31,
                the impact of  securitizations): *          --------------------------       -----------------------
            (in millions, except ratios)                        1998           1997             1998         1997
     ---------------------------------------------------    -----------     ----------       ----------   ----------
     Average Credit Card Receivables                        $  31,902       $   29,958        $ 31,965    $   27,390
     Past Due 90 Days or More and Accruing                  $     691       $      639        $    691    $      639
        As a Percentage of Average Credit Card Receivables      2.17%            2.13%           2.16%         2.33%
     Net Charge-offs                                        $     500       $      402        $  1,925    $    1,527
         As a Percentage of Average Credit Card Receivables     6.27%            5.37%           6.02%         5.58%

     * Includes domestic and international credit card  activity.
     ------------------------------------------------------------------------------------------------------------------------------

                                                   SELECTED COUNTRY EXPOSURE (a)
                                                              (in billions)

                                                                                                          At Sept      At Dec.
                                                                                                             30,          31,
                                                        At December 31, 1998                                1998         1997
                              -------------------------------------------------------------------------   ----------   ----------
                                                                                               Total        Total        Total
                                              Trading-       Foreign                          Cross-       Cross-       Cross-
                               Lending-       Related        Exchange and    Resale           Border       Border       Border
         LATIN AMERICA        Related (b)    and Other(c)    Derivatives(d)  Agreements(e)    Exposure     Exposure     Exposure
      -----------------------
     Brazil                       $  1.5       $  0.6         $   0.1        $    0.9         $  3.1       $  3.7       $  4.7
     Argentina                       2.0          0.2             0.1             0.5            2.8          2.7          3.2
     Mexico                          1.3          0.2             0.3             0.4            2.2          2.5          2.9
     Chile                           0.8          0.1              -               -             0.9          1.1          1.5
     Colombia                        0.8            -              -               -             0.8          0.9          0.8
     Venezuela                       0.3          0.1              -               -             0.4          0.5          1.0
     All Other Latin America (f)     0.9            -             0.1              -             1.0          1.0          0.8
                              ------------   -----------    -----------     ----------       ----------   ----------   ----------
       Total Latin America        $  7.6       $  1.2           $ 0.6        $    1.8         $ 11.2       $ 12.4       $ 14.9
                              ------------   -----------    -----------     ----------       ----------   ----------   ----------
             ASIA
     -----------------------
     Korea                        $  1.0       $  1.0         $   0.4        $     -          $  2.4       $  2.5       $  5.3
     Indonesia                       1.0           -              0.2              -             1.2          1.3          2.2
     Thailand                         -           0.7             0.2              -             0.9          1.1          1.4
                              ------------   -----------    -----------     ----------       ----------   ----------   ----------
       Total IMF Countries           2.0          1.7             0.8              -             4.5          4.9          8.9
     Hong Kong                       0.6           -              0.2              -             0.8          0.7          1.1
     Singapore                       0.7           -              0.1              -             0.8          1.1          1.6
     Philippines                     0.3          0.3              -               -             0.6          0.5          0.9
     Malaysia                        0.1          0.4             0.1              -             0.6          0.5          0.9
     China                           0.5           -              0.1              -             0.6          0.7          0.7
     All Other Asia                  0.4           -              0.1              -             0.5          0.6          0.6
                              ------------    -----------    -----------    ----------       ----------   ----------   ----------
       Total excluding
          Japan, Australia
          and New Zealand         $  4.6       $  2.4         $   1.4        $     -          $  8.4       $  9.0       $ 14.7
                              ------------    -----------    -----------    ----------       ----------   ----------   ----------

     Japan                        $  2.6       $  1.5         $   1.1        $    1.7         $  6.9       $  5.2       $  8.8
     Australia                       0.4          0.7             0.8              -             1.9          1.6          2.8
     New Zealand                     0.6            -              -               -             0.6          0.3          0.3
                              ------------     -----------    -----------   ----------       ----------   ----------   ----------
       Total Japan, Australia
               and New Zealand    $  3.6       $  2.2         $   1.9        $    1.7         $  9.4       $  7.1       $ 11.9
                              ------------     -----------    -----------   ----------       ----------   ----------   ----------

     (a) Estimated  cross-border  disclosure  is based on the Federal  Financial
     Institutions Examination Council ("FFIEC")guidelines governing the determination of cross-border risk. The most significant change from the prior methodology is the treatment of local country exposure. Prior period amounts have been reclassified to conform to the current presentation.
     (b) Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, other monetary assets, issued letters of credit and undrawn commitments to extend credit.
     (c) Includes  cross-border  trading debt and equity   instruments  and
     local  country  assets,  net  of  local  country liabilities.
     (d) Foreign exchange largely represents the mark-to-market exposure of spot and forward contracts. Derivatives largely represent the mark-to-market exposure of risk management instruments. Mark-to-market exposure is a measure, at a point in time, of the value of a foreign exchange or derivative contract in the open market. The impact of legally enforceable master netting agreements on these foreign exchange and derivative contracts reduced exposure by $17.7 billion at December 31, 1998, $16.7 billion at September 30, 1998 and $12.7 billion at December 31, 1997.
     (e) Approximately $1.1 billion (or 60%) of the exposure to Latin America and $1.3 billion (or 75%) of the exposure to Japan represents resale agreements with investment grade counterparties from G-7 (Group of 7) countries. G-7 countries are the United States, United Kingdom, Germany, Japan, Italy, France, and Canada.
     (f) Excludes Bermuda and Cayman Islands.
     Unaudited

                                 THE CHASE MANHATTAN CORPORATION
               Condensed Average Consolidated Balance Sheet, Interest and Rates
                       (Taxable-Equivalent Interest and Rates; in millions)

                                                           Three Months Ended                         Three Months Ended
                                                            December 31, 1998                          December 31, 1997
                                                --------------------------------------       --------------------------------------
                                                  Average                     Rate             Average                     Rate
                                                  Balance      Interest     (Annualized)       Balance      Interest    (Annualized)
      ASSETS
      Liquid Interest-Earning Assets             $  62,155     $  1,096        7.00%           $  82,894   $   1,592     7.62%
      Securities                                    64,340          967        5.96%              51,130         855     6.64%
      Loans                                        173,119        3,382        7.75%             168,804       3,394     7.98%
                                                 ---------     --------                        ---------    ---------
      Total Interest-Earning Assets                299,614        5,445        7.21%             302,828       5,841     7.65%
      Noninterest-Earning Assets                    78,827                                        73,628
                                                 ---------                                     ---------
          Total Assets                           $ 378,441                                     $ 376,456
                                                 =========                                     =========
      LIABILITIES
      Interest-Bearing Deposits                  $ 160,386        1,717        4.25%           $ 142,326       1,764     4.92%
      Short-Term and Long-Term Debt                 92,633        1,564        6.70%             114,840       1,960     6.77%
                                                 ---------     --------                        ---------    ---------
      Total Interest-Bearing Liabilities           253,019        3,281        5.14%             257,166       3,724     5.74%
      Noninterest-Bearing Deposits                  48,628     --------                           44,338    ---------
      Other Noninterest-Bearing Liabilities         52,914                                        53,106
                                                 ---------                                     ---------
          Total Liabilities                        354,561                                       354,610
                                                 ---------                                     ---------
      PREFERRED STOCK OF SUBSIDIARY                    550                                           550
                                                 ---------                                     ---------
      STOCKHOLDERS' EQUITY
      Preferred Stock                                1,028                                         1,740
      Common Stockholders' Equity                   22,302                                        19,556
                                                 ---------                                     ---------
          Total Stockholders' Equity                23,330                                        21,296
                                                 ---------                                     ---------
      Total Liabilities, Preferred Stock of
      Subsidiary and Stockholders' Equity        $ 378,441                                      $376,456
                                                 =========                                     =========
      INTEREST RATE SPREAD                                                     2.07%                                     1.91%
      NET INTEREST INCOME AND NET YIELD                                       ======                                     =====
          ON INTEREST-EARNING ASSETS                          $   2,164        2.87%                       $   2,117     2.77%
                                                              =========       ======                       =========     =====
      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS (a)                      $   2,531        3.16%                       $   2,457     3.06%
                                                              =========       ======                       =========     =====
      -----------------------------------------------------------------------------------------------------------------------------

                                                         For The Year Ended                           For The Year Ended
                                                          December 31, 1998                            December 31, 1997
                                             --------------------------------------       --------------------------------------
                                                     Average                                      Average
                                                     Balance      Interest       Rate             Balance      Interest      Rate
      ASSETS
      Liquid Interest-Earning Assets              $   68,910     $   5,284       7.67%         $   80,601     $  5,903      7.32%
      Securities                                      58,484         3,635       6.22%             46,042        3,045      6.61%
      Loans                                          169,386        13,394       7.91%            159,932       12,929      8.08%
                                                    ---------      --------                     ---------    ---------
      Total Interest-Earning Assets                  296,780        22,313       7.52%            286,575       21,877      7.63%
      Total Noninterest-Earning Assets                76,431                                       69,771
                                                    ---------                                   ---------
          Total Assets                            $  373,211                                   $  356,346
                                                    =========                                   =========

      LIABILITIES
      Total Interest-Bearing Deposits             $  153,545         6,840 (b)   4.45%  (b)    $  137,095        6,561      4.79%
      Short-Term and Long-Term Debt                   98,368         6,883       7.00%            106,050        7,037      6.64%
                                                   ---------      --------                      ---------    ---------
      Total Interest-Bearing Liabilities             251,913        13,723       5.45%            243,145       13,598      5.59%
      Noninterest-Bearing Deposits                    46,169                                       42,067
      Other Noninterest-Bearing Liabilities           51,971                                       49,544
                                                   ---------                                    ---------
          Total Liabilities                          350,053                                      334,756
                                                   ---------                                    ---------
      PREFERRED STOCK OF SUBSIDIARY                      550                                          550
                                                   ---------                                    ---------
      STOCKHOLDERS' EQUITY
      Preferred Stock                                  1,280                                        2,212
      Common Stockholders' Equity                     21,328                                       18,828
                                                   ---------                                    ---------
          Total Stockholders' Equity                  22,608                                       21,040
                                                   ---------                                    ---------
      Total Liabilities, Preferred Stock of
      Subsidiary and Stockholders' Equity         $  373,211                                   $  356,346
                                                   =========                                    =========
      INTEREST RATE SPREAD                                                        2.07%                                     2.04%
      NET INTEREST INCOME AND NET YIELD                                          ======                                     =====
          ON INTEREST-EARNING ASSETS                             $   8,590        2.89%                       $  8,279      2.89%
                                                                 =========       ======                       =========     =====
      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS (a)                         $  10,050 (b)    3.19% (b)                   $  9,532      3.17%
                                                                 =========       ======                       =========     =====

      (a)  Excludes the impact of the credit card securitizations.
      (b) Includes $191 million pre-tax income for prior years' tax refunds. Excluding this amount, the net yield on interest-earning assets would be 3.13%.
      Unaudited